EXHIBIT 10.2

PROMISSORY NOTE

No. ______________________
$1,000,000.00     Date: October 15, 2013
Crestview Hills, Kentucky     Due Date: October 14, 2019

1.    AGREEMENT TO PAY. For value received, WESSCO, LLC, a Delaware limited liability company (“Borrower”) hereby promises to pay to the order of THE BANK OF KENTUCKY, INC., a Kentucky banking corporation, its successors and assigns (“Lender”), the lesser of (i) the principal sum of One Million and 00/100 DOLLARS ($1,000,000.00) (the “Maximum Commitment”), or (ii) the aggregate principal amount of all direct advances of the proceeds of this Note (each, an “Advance”) made by Lender to Borrower hereunder and outstanding as of such date, on or before October 14, 2019 (the “Maturity Date”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time.

2.    LIMITED REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Note and the other “Loan Documents” (as hereinafter defined), Lender agrees to make such direct Advances to and for the benefit of Borrower, at such times as Borrower may from time to time request during the twelve (12) month period following the effective date of this Note (the “Draw Period”) and in such amounts as Borrower may from time to time request, provided, however, that the total of the aggregate principal balance of all Advances (being collectively referred to herein as the “Loan”) outstanding at any time shall not exceed the Maximum Commitment. This Note evidences a revolving line of credit during the Draw Period and a non-revolving line of credit from the end of the Draw Period until the Maturity Date under which Borrower is indebted to Lender and evidences the aggregate unpaid principal amount of all Advances made or to be made by Lender to Borrower under this Note. Advances made by Lender to Borrower hereunder which have been repaid may be borrowed again during, but not after, the Draw Period. All Advances and repayments hereunder shall be evidenced by entries on the books and records of Lender which shall be presumptive evidence of the principal amount and interest owing and unpaid on this Note, or any renewal or extension hereof. The failure to so record any such amount or any error so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under any note to repay the principal amount of such liabilities, together with all interest accruing thereon.

The proceeds of this Note shall be made in the form of direct Advances. Each Advance shall be made available to Borrower by Lender upon any written, electronic, telecopy or verbal loan request (provided that any verbal loan request is promptly confirmed in writing), which Lender in good faith believes to emanate from a properly authorized representative of Borrower, whether or not that is in fact the case. All Advances made hereunder shall be conclusively presumed to have been made by Lender to or for the benefit of Borrower. The proceeds of each Advance shall be made available at the office of Lender by credit to the account of Borrower or by other means requested by Borrower and reasonably acceptable to Lender. Borrower does hereby irrevocably confirm, ratify and approve all such Advances by Lender and does hereby indemnify Lender against all reasonable losses and expenses (including court costs, reasonable attorneys' and paralegals' fees) in connection with all such loan requests and Advances, and shall hold Lender harmless with respect thereto.

3.    INTEREST RATE.

3.1    Interest Prior to Default. The principal sum outstanding hereunder shall bear interest at a floating rate per annum equal to three and fifty one hundredths percent (3.50%) in excess of the "One Month LIBOR Rate", being the rate of interest relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits as published on Bloomberg LP, or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any successor) on each relevant date of determination (the "Interest Rate"). The Interest Rate shall be adjusted automatically on the first (1st) day of each month during the term of this Note. Lender shall not be required to notify Borrower of any adjustment in the Interest Rate. Borrower may, however, request a quote of prevailing One Month LIBOR Rate on any Banking Day. The term "Banking Day" means any day other than a Saturday, Sunday, public holiday or other day on which banking institutions are generally closed and do not conduct banking business.

3.2    Interest After Default. From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), interest shall accrue on the unpaid principal balance during any such period at an annual rate (the “Default Rate”) equal to five percent (5.00%) plus the Interest Rate; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this section shall be immediately due and payable by the Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

3.3    Interest Calculation. Interest on this Note shall be calculated on the basis of a 360 day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by the Borrower hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

4.    PAYMENT TERMS.

4.1    Principal and Interest. After the end of the Draw Period, no additional disbursements shall be made by Lender under this Note. The principal balance of this Note as of the end of the Draw Period shall be fully amortized as set forth below in Subsection 4.1. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a)    Commencing on November 1, 2013, and continuing on the first day of each month thereafter through and including the first day of the last full month of the Draw Period, interest-only payments in the amount of all accrued and unpaid interest on the principal balance of this Note outstanding from time to time shall be due and payable.

(b)    Commencing on the first day of the month immediately following the end of the Draw Period and continuing on the first day of each month thereafter through and including the month in which the Maturity Date occurs, Borrower shall make principal and interest payments in amounts calculated to fully amortize the Loan in sixty (60) payments, as more particularly set forth in the amortization table attached hereto as Exhibit A, which is incorporated herein by reference.

(c)    The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any of the other “Loan Documents” (as hereinafter defined), shall be due and payable in full on the Maturity Date.

(d)    Provided no Event of Default exists, any portion of the principal balance of this Note which is repaid may be borrowed again by Borrower during the Draw Period provided that in no event shall the outstanding principal balance of this Note at any time exceed the Maximum Commitment.

4.2    Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, including, without limitation any prepayment premium, exit fee or late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents, (e) fifth, to any other amounts then due Lender hereunder or under any of the Loan Documents, and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.

4.3    Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Lender at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017. Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other immediately available funds. Interest, principal payments and any fees and expenses owed Lender from time to time will be deducted by Lender automatically on the due date from Borrower’s account with Lender, as designated in writing by Borrower. Borrower will maintain sufficient funds in the account on the dates Lender enters debits authorized by this Note. If there are insufficient funds in the account on the date Lender enters any debit authorized by this Note, the debit will be reversed. Borrower may terminate this direct debt arrangement at any time by sending written notice to Lender at the address specified above.

4.4    Late Charge. If any payment of interest or principal due hereunder is not made within five days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

4.5    Principal Prepayments. Principal of this Note may be repaid in whole or in part without penalty or premium at any time prior to the Maturity Date; provided, however, that the Lender shall have no obligation to advance, and Borrower shall have no right to re-borrow, any amounts so repaid. All payments of principal and interest and any other sums due under this Note shall be made to the Bank at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, or to such other person or at such other address as may be designated in writing by the holder of this Note.

4.6    Loan Fees. In consideration of Lender’s agreement to make the Loan, Borrower shall pay to Lender a non-refundable fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00), which shall be due and payable in full as a condition precedent to the first disbursement of proceeds under this Note.

5.    SECURITY    This Note is secured by that certain: (a) Guaranty of Payment dated as of even date herewith, executed by Industrial Services of America, Inc., a Florida corporation (the “Guarantor”) to and for the benefit of the Lender (the “Guaranty”); (b) Assignment of Promissory Note as Collateral Security dated as of even date herewith, executed by Guarantor to and for the benefit of the Lender (the “Assignment of Note”); (c) Security Agreement dated as of even date herewith, executed by the Borrower to and for the benefit of the Lender (the “Security Agreement”); and (d) Uniform Commercial Code Financing Statements authorized by Borrower to and for the benefit of Lender (“UCC’s”; the Guaranty, the Assignment of Note, the Security Agreement, the UCC’s, and any and all other document now or hereafter given to evidence or secure payment of this Note or delivered to induce the Lender to disburse the proceeds of the Loan, as such documents may hereafter be amended, restated or replaced from time to time, are hereinafter collectively referred to as the “Loan Documents”). Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.

6.    EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

(a)    the failure by the Borrower to pay (i) any installment of principal or interest payable pursuant to this Note or that certain Promissory Note from Borrower to Lender dated as of even date herewith in the amount of $3,000,000.00 on the date when due, or (ii) any other amount payable to the Lender under this Note, the Security Agreement or any of the other Loan Documents within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof;

(b)    the occurrence of any default under any documents evidencing or securing the “Subordinated Lender Liabilities” as such term is defined in that certain Subordination Agreement entered into as of even date herewith among Lender, Borrower, and Fifth Third Bank;

(c)    the occurrence of any default under any of the documents evidencing or securing any loan to any guarantor of this Note; provided, however, that in the event of a default by Guarantor under that certain Credit Agreement, dated as of July 30, 2010 (as amended), between Guarantor and Fifth Third Bank (an “ISA/Fifth Third Default’), there shall be deemed to be no Event of Default under this Subsection 6(c): (i) if within sixty (60) days after the occurrence of the ISA/Fifth Third Default Guarantor shall have entered into an agreement with Fifth Third Bank pursuant to which Fifth Third Bank agrees to forebear from exercising its default remedies thereunder; and (ii) during any period in which said forebearance continues; or

(d)    the occurrence of any other “Event of Default” under the Security Agreement or any of the other Loan Documents.

7.    REMEDIES. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Security Agreement and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against the Borrower, any Guarantor hereof, the Collateral and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, the Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

8.    COVENANTS AND WAIVERS. The Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) except as expressly provided in the Loan Documents, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of the Borrower and each guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by the Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of the Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for the Lender making the Loan to the Borrower.

9.    GENERAL AGREEMENTS.

9.1    Business Purpose Loan. The Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

9.2    Time. Time is of the essence hereof.

9.3    Governing Law. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Kentucky, without regard to its conflict of laws provisions.

9.4    Amendments. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

9.5    No Joint Venture. The Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of the Borrower or of any lessee, operator, concessionaire or licensee of the Borrower in the conduct of its business, and by the execution of this Note, the Borrower agrees to indemnify, defend, and hold the Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by the Lender as a result of a claim that the Lender is such partner, joint venturer, agent or associate.

9.6    Disbursement. This Note has been made and delivered at Crestview Hills, Kentucky and all funds disbursed to or for the benefit of the Borrower will be disbursed in Crestview Hills, Kentucky.

9.7    Joint and Several Obligations. If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by the Lender and its successors and assigns.

9.8    Severable Loan Provisions. If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Borrower and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

9.9    Interest Limitation. If the interest provisions herein or in any of the Loan Documents shall result, at any time during the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by the Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, the Lender may at any time and from time to time elect by notice in writing to the Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this transaction or the makers hereof in any state, county, or other political area having jurisdiction of the Loan Documents or the Loan for the use or detention of money or for forbearance in seeking its collection.

9.10    Assignability. The Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and the Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, the Lender may at any time sell one or more participations in the Note. The Borrower may not assign its interest in this Note, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender

10.    NOTICES. All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses required by the Security Agreement or to such other addresses as the Lender and the Borrower may specify from time to time in writing.

11.    CONSENT TO JURISDICTION. TO INDUCE THE LENDER TO ACCEPT THIS NOTE, THE BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN KENTON COUNTY, KENTUCKY. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN KENTON COUNTY, KENTUCKY, WAIVES PERSONAL SERVICE OF PROCESS UPON THE BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED IN THE MORTGAGE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

12.    WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

13.    WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL) OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS NOTE OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER

14.    Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act. In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

15.    EXPENSES AND INDEMNIFICATION. The Borrower shall pay all costs and expenses incurred by the Lender in connection with the preparation of this Note and the Loan Documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent corporation of the Lender. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Note and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. The Borrower hereby authorizes the Bank to charge any account of the Borrower with the Bank for all sums due under this section. The Borrower also agrees to defend (with counsel satisfactory to the Lender), protect, indemnify and hold harmless the Lender, any parent corporation, affiliated corporation or subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any parent or affiliated corporation of the Lender), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Note or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Note and the Loan Documents, the making or issuance and management of the Loan, the use or intended use of the proceeds of the Loan and the enforcement of the Lender’s rights and remedies under this Note, the Loan Documents, any other instruments and documents delivered hereunder or thereunder, or under any other agreement between the Borrower and the Lender; provided, however, that the Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to such Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by such Indemnified Party until paid by the Borrower, shall be added to the obligations of the Borrower evidenced by this Note and secured by the collateral securing this Note. This indemnity is not intended to excuse the Lender from performing hereunder. The provisions of this section shall survive the closing of the Loan, the satisfaction and payment of this Note and any cancellation of the Loan Documents. The Borrower shall also pay, and hold the Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the Loan. The Lender hereby represents that it has not employed a broker or other finder in connection with the Loan. The Borrower represents and warrants that no brokerage commissions or finder’s fees are to be paid in connection with the Loan.

16.    ADDITIONAL PROVISIONS.

16.1    Conditions to Making the Loan. In addition to any other requirement or condition precedent set forth in this Note or in any other Loan Document to Lender’s obligation to make the Loan, Borrower shall: (a) provide to Lender the following items, each of which shall be acceptable in form and substance to Lender and its legal counsel, in Lender’s sole discretion: (i) fully executed originals of all Loan Documents, (ii) evidence of Borrower’s casualty, liability, and other insurance policies; and (iii) such other financial information, reports and documentation relating to Borrower and/or as Lender may request; and (b) set up and maintain with Lender throughout the term of the Loan an operating account.

16.2    Financial Statements. Borrower represents and warrants that the financial statements for Borrower previously submitted to the Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities of the Borrower and do not contain any untrue statement of a material fact or omit to state a fact material to such financial statements. No material adverse change has occurred in the financial condition of the Borrower from the dates of said financial statements until the date hereof. The Borrower shall furnish to the Lender such financial information regarding the Borrower, its constituent partners or members, as the case may be, as the Lender may from time to time reasonably request, which shall include, without any further request therefor: (a) annual audited financial statements for Guarantor no later than thirty (30) days after the end of each fiscal year; (b) annual financial statements for the Borrower no later than thirty (30) days after the end of each fiscal year, all in form, scope and detail satisfactory to the Lender and certified by the chief financial officer or other appropriate officer, manager or member of the Borrower, (c) within thirty (30) days after their filing, copies of the federal income tax returns of the Borrower; and (d) quarterly operating statements for Borrower and Guarantor.

16.3    Required Fixed Charge Ratio. Borrower shall at all times be required to maintain a Fixed Charge Coverage Ratio (as defined below) of at least 1.15:1.0. Borrower agrees to cooperate with Lender to facilitate Lender’s testing of Borrower’s Fixed Charge Coverage Ratio. Such cooperation shall include, without limitation, promptly furnishing such information as is requested by Lender to allow Lender to facilitate such tests. Lender shall test such Fixed Charge Coverage Ratio annually. For purposes of this Section, the term "Fixed Charge Coverage Ratio” shall mean: the sum of Borrower’s earnings before interest, taxes, depreciation, rent, and interest expense, less distributions and unfunded capital expenditures, divided by the sum of the current portion of long term debt due for the period, interest expense and rent expense. In the $3,000,000.00 promissory note given by Borrower to Lender as of even date herewith, Lender approved of Borrower making a single distribution to Guarantor, on the effective date of said promissory note, of the proceeds of the $3,000,000.00 loan evidenced by said promissory note and Lender agrees that said distribution and the corresponding promissory note from Guarantor to Borrower of the same amount shall not be included in the Fixed Charge Coverage Ratio calculation for the first year after the effective date of this Note.

16.4    Draw Requirements. Borrower shall have the right to request draws on this Loan during the Draw Period subject to satisfaction of the following requirements:

(a)    Borrower shall send a written draw request (the “Draw Request”) to Lender stating the amount of the Loan to be disbursed, which amount shall not exceed eighty percent (80%) of the total cost of the subject equipment;

(b)    The Draw Request shall include:

(i)    A description of the equipment Borrower has, or will, cause to be purchased, including its serial number and any other identification or descriptive information required by Lender;

(ii)    If Borrower requests that Lender pay the full purchase price for the equipment directly to the supplier, then Borrower shall pay to Lender twenty percent (20%) of said purchase price (or such greater percentage if the Draw Request is for less than 80% of the purchase price) and Lender shall combine said payment with the Loan draw amount and pay the purchase price directly to the supplier pursuant to information in the invoice and as requested in the Draw Request; provided, however, if Borrower prefers to pay the equipment supplier, then Borrower shall provide to Lender evidence satisfactory to Lender that Borrower has paid at least twenty percent (20%) of the purchase price to the supplier and Lender shall pay to Borrower [SUPPLIER??] the balance of the purchase price from the Loan draw amount; and

(iii)    a copy of an equipment lease and/or service agreement relative to the disposition of the subject equipment for Lender’s review, the terms, conditions, and lessee under which shall be satisfactory to Lender in its sole discretion; and

(c)    No Event of Default (defined in this Note) shall exist.

16.5    Interest Rate Protection Products. Lender shall offer Borrower the option to obtain, at Borrower’s expense, interest rate protection, including swaps, caps, collars and/or other instruments or arrangements reasonably satisfactory to Lender with respect to the indebtedness outstanding under this Note (collectively, the “Interest Rate Protection Products” and each, individually, an “Interest Rate Protection Product”). If Borrower elects to utilize an Interest Rate Protection Product, Borrower agrees: (a) to execute such additional documentation as Lender requires to evidence and govern the applicable Interest Rate Protection Product (collectively, the “Interest Rate Protection Documents”) and (b) that Borrower’s liability under such Interest Rate Protection Products shall constitute an obligation of Borrower under this Note, shall be secured by the Security Agreement and other Loan Documents, and be a part of the Obligations (as defined in the Guaranty). All Interest Rate Protection Products that Borrower utilizes shall comply with the following requirements: (i) the notional amount of such Interest Rate Protection Product shall not exceed the then outstanding balance of the Loan, but shall be in a minimum amount of $1,000,000, and (ii) the maturity of such Interest Rate Protection Product shall be the Maturity Date, unless otherwise agreed by the Lender.

IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note as of the day and year first above written.

WESSCO, LLC, a Delaware limited liability company

By:	Industrial Services of America, Inc.,
a Florida corporation, its Manager

	By:	/s/ Alan Schroering
	Name:	Alan Schroering
	Title:	Interim Chief Financial Officer and VP of Finance